UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of an Amendment to the Enovis Corporation 2020 Omnibus Incentive Plan

At the Annual Meeting of Stockholders of Enovis Corporation (the “Company”) held on May 20, 2024 (the “Annual Meeting”), the Company’s stockholders voted on and approved an amendment to the Company’s 2020 Omnibus Incentive Plan (the “2020 Plan Amendment”). The 2020 Plan Amendment was previously adopted by the Company’s Board of Directors (the “Board”) on March 22, 2024, subject to the approval of the Company’s stockholders.

The 2020 Plan Amendment authorizes an additional 2,100,000 shares of the Company’s common stock, par value $0.001 per share, for issuance under the 2020 Omnibus Incentive Plan. The additional shares of common stock authorized to be issued under the 2020 Omnibus Incentive Plan pursuant to the 2020 Plan Amendment will be registered pursuant to a registration statement on Form S-8. A description of the 2020 Omnibus Incentive Plan, as amended, is set forth in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 5, 2024 (the “Proxy Statement”) in the section entitled “Proposal 4: Approval of an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan,” which description is incorporated herein by reference.

The foregoing description of the 2020 Plan Amendment is qualified by the full text of the 2020 Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders voted on and approved an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to permit exculpation of the Company’s corporate officers, subject to limitations, as permitted by a recent amendment to the Delaware General Corporation Law. The Board previously approved the Charter Amendment, subject to stockholder approval at the Annual Meeting. On May 22, 2024, the Company filed the Charter Amendment with the Delaware Secretary of State, which became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2024, the Company held its Annual Meeting, at which five proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Proxy Statement. The final results for each proposal are set forth below:

Proposal 1- Election of Directors:

The Company’s stockholders elected ten directors to the Board (to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified). The votes regarding this proposal were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Matthew L. Trerotola	46,473,720	645,542	28,234	1,975,886
Barbara W. Bodem	46,438,146	680,743	28,607	1,975,886
Liam J. Kelly	46,069,044	1,049,845	28,607	1,975,886
Angela S. Lalor	46,003,209	1,115,263	29,024	1,975,886
Philip A. Okala	46,439,161	679,311	29,024	1,975,886
Christine Ortiz	46,077,952	1,040,629	28,915	1,975,886
A. Clayton Perfall	46,076,117	1,042,064	29,315	1,975,886
Brady Shirley	46,291,143	827,701	28,652	1,975,886
Rajiv Vinnakota	45,465,940	1,652,321	29,235	1,975,886
Sharon Wienbar	46,064,587	1,053,699	29,210	1,975,886

Proposal 2- Ratification of appointment of independent registered accounting firm:

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The votes regarding this proposal were as follows:

For	Against	Abstain
48,561,584	544,833	16,965

Proposal 3- Advisory vote on the executive compensation of the named executive officers:

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
46,370,288	750,404	26,804	1,975,886

Proposal 4- Approve an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan:

The Company’s stockholders approved an amendment to the Enovis Corporation 2020 Omnibus Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
45,609,520	1,503,075	34,901	1,975,886

Proposal 5- Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation:

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
42,340,178	4,775,139	32,179	1,975,886

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

10.1	Second Amendment to Enovis Corporation 2020 Omnibus Incentive Plan

104	Cover Page Interactive Data File – The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and Chief Legal Officer